Consent Letter from Independently Registered Public Accountants

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 1, 2010, relating to the consolidated financial statements of QKL Stores Inc. for the year ended December 31,2009, which is contained in the Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO China Li Xin Da Hua CPAs Co., Ltd.
BDO China Li Xin Da Hua CPAs CO.,Ltd.
Shenzhen, People’s Republic of China
May 26, 2010